UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2016

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04     Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On November 29, 2016, Northstar Materials, Inc., an indirect subsidiary of MDU Resources Group, Inc., received an imminent danger order issued by the Mine Safety and Health Administration under section 107(a) of the Federal Mine Safety and Health Act of 1977.  The imminent danger order was issued at the State Option Pit in Hubbard County, Minnesota, upon observation of two miners working on the discharge end of an aggregate crusher without adequate fall protection.  The equipment they were working from was additionally not locked out or blocked out against motion.  Upon observation the miners came down from the equipment, thereby terminating the order. The miners had been trained in the use of fall protection and harnesses were available to them; however, the miners were not wearing harnesses at the time of the citation.  The company has written procedures regarding lock out of equipment, which were not followed by the miners at the time of the citation.

This Form 8-K was not filed within 4 business days after receipt of the imminent danger order because field personnel did not follow company procedure, which requires prompt internal reporting.  The company has taken additional measures to correct this reporting lapse and ensure information that is reportable under Item 1.04 of Form 8-K will be reported in a timely manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016

MDU Resources Group, Inc.

By:	/s/ Daniel S. Kuntz

Daniel S. Kuntz
General Counsel and Secretary